UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 17, 2014
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UNDER ARMOUR, INC.
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Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 454-6428
(Former name or former address, if changed since last report)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with a two-for-one stock split of the common stock of Under Armour, Inc. (see Item 8.01 below), the Board of Directors of Under Armour, Inc. (the “Company”) approved an amendment to the Company’s Articles of Amendment and Restatement to increase the total number of shares of stock that the Company is authorized to issue to 400,000,000 shares of Class A Common Stock and 39,375,000 shares of Class B Common Stock, which is in each case two times the number of authorized shares prior to the amendment. The amendment does not require shareholder approval and is effective March 17, 2014. A copy of the amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01. Other Events.
On March 17, 2014, Under Armour, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company has approved a two-for-one stock split of the Company’s common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit 3.1: Articles of Amendment to the Under Armour, Inc. Articles of Amendment and Restatement.
Exhibit 99.1: Under Armour, Inc. press release dated March 17, 2014 announcing a two-for-one stock split.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: March 17, 2014	By:	/s/ JOHN STANTON
John Stanton
Senior Vice President, General Counsel and Secretary